MULUNCAYGOLDCORP S.A.

Financial Statements
For the year ended December 31, 2008
and for the period between April 2 and December 31, 2007
With Independent Auditors Report

Avenida Amazonas N21 ~ 252 y Carriόn, Edificio Londres, Pisò 5 Telf: (593~2) 254~4024 / 254~4263 Fax: (593~2) 223~2621 P.O. Box: 17~11~5058 CCI • Quito Ecuador Web Page: www.bdostern.com

Independent Auditors Report

To the Shareholders and Board of Directors of
  Muluncaygoldcorp S. A.
  Machala, Ecuador

1.
We have audited the accompanying balance sheet of Muluncaygoldcorp S.A. (a Company constituted according to the Republic of Ecuador Laws, 99% owned by Minera del Pacífico Noroeste S.A., to December 31, 2008 and 2007, and the corresponding income statements, equity evolution and cash flows for the year ended on December 31, 2008, and for the period between April 2 (operations start~up date) and December 31, 2007. These financial statements are the responsibility of the Muluncaygoldcorp S.A. Management. Our responsibility is to express an opinion on these financial statements based on our audits.

2.
Our audits were conducted according to generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of significant material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures presented in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by Management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

3.
In our opinion, the financial statements referred to above present fairly, in all material aspects, the financial situation of Muluncaygoldcorp S. A. to December 31, 2008 and 2007, the results of operations, equity evolution and cash flows for the year ended on December 31, 2008, and for the period between April 2 (operations start~up date) and December 31, 2007, in conformity with United States of America generally accepted accounting principles.

9 de Octubre 100 y Malecόn
Edificio La Previsora, Piso 25 Oficina 2505
Telf: (593~4) 256~5394 • Fax: (593~4) 256~1433
P.O. Box: 09~01~3493
Guayaquil – Ecuador

4.
As presented with more detail in Notes C and G, to December 31, 2008 and 2007, the Muluncaygoldcorp S.A. assets consist mainly of an account receivable from its main shareholder for US$1,963,548 (US$1,988,005 in 2007) and two accounts payable to its investors for US$1,720,478 (US$2,201,841 in 2007), respectively. Recovery and/or final liquidation of these accounts will depend on the successful negotiation of sale of certain properties of Minera del Pacífico Noroeste S.A. (Company’s principal shareholder, owner of 99% in shares) to the investor Trilliant Exploration Corporation and the subsequent transfer of properties to this company and future shareholder contributions or financing. Management considers that this negotiation will allow attaining profitability in the future operations.

March 6, 2009
Guayaquil, Ecuador

MULUNCAYGOLDCORP S. A.

Balance Sheets

(Expressed in US Dollars)

December 31,		2008	2007

Assets
Current assets:
Cash		77,485	17
Accounts receivable	(Note A)	64,276	32,326

Total current assets		141,761	32,343

Machinery, equipment and tools	(Note B)	83,649	69,917
Account receivable from main shareholder	(Note C)	1,963,548	1,988,005
Other assets	(Note D)	55,472	455,410

		2,244,430	2,545,675

Liabilities and shareholders equity
Current liabilities:
Bank overdrafts		~	6,860
Accounts payable	(Note E)	263,698	427,754
Obligations with employees		3,509	1,763
Income tax	(Note F)	173,855	174

Total current liabilities		441,062	436,551

Long term accounts payable	(Note G )	1,720,478	2,201,841

Total liabilities		2,161,540	2,638,392

Shareholders equity:
Common stock	(Note H)	10,000	10,000
Legal reserve	(Note I)	52	52
Accumulated results	(Note J)	72,838	(102,769)

Total shareholders equity		82,890	(92,717)

		2,244,430	2,545,675

See significant accounting policies
and notes to the financial statements.

MULUNCAYGOLDCORP S. A.

Income Statements

(Expressed in US Dollars)

Year ended on December 31, 2008, and for the period between April 2 and
December 31, 2007		2008	2007

Gold and silver sales, net	(Note K)	793,410	112,359

Operation expenses:
Extraction expenses	(Note L)	877,619	522,392
Administration expenses	(Note M)	229,597	38,709
Depreciation		16,627	2,498

Loss in operation		(330,433)	(451,240)

Other extraordinary revenues (expenses):
Adjustment long term liabilities	(Note C (7))	420,733	~
Adjustment to financial instruments, net	(Note C (9) and G (3))	(18,159)	69,507
Expenses reimbursement ~ Main shareholder	(Note C (3))	277,321	279,190

		679,895	348,697

Profit (loss) before income tax		349,462	(102,543)
Income tax	(Note F)	173,855	174

Profit (loss) net		175,607	(102,717)

See significant  accounting policies
and notes to the financial statements.

MULUNCAYGOLDCORP S. A.

Equity Evolution Statements

(Expressed in US Dollars)

Year ended on December 31, 2008, and for
the period between April 2 and
December 31, 2007		2008	2007

Common stock:
Initial balance		10,000	~
Shareholders contribution	(Note H)	~	10,000

Ending balance		10,000	10,000

Legal reserve:
Initial balance		52	~
Profits appropriation	(Note I)	~	52

Ending balance		52	52

Accumulated results:	(Note J)
Initial balance		(102,769)	~
Appropriation for legal reserve		~	(52)
Profit (loss) net		175,607	(102,717)

Ending balance		72,838	(102,769)

Total shareholders equity		82,890	(92,717)

See significant accounting policies
and notes to the financial statements.

MULUNCAYGOLDCORP S. A.

Cash Flow Statements

(Expressed in US Dollars)

Year ended on December 31, 2008, and for the period between April 2 and
December 31, 2007	2008	2007

Cash flows from operating activities:
Cash received for gold and silver sale and clients' advances	903,410	112,359
Cash paid to suppliers, employees, shareholders and related companies	(1,338,538)	(2,027,200)
Income tax paid	(18,078)	(2,586)

Net cash used in operating activities	(453,206)	(1,917,427)

Cash flows from investment activities:
Purchase of machinery, equipment and tools	(32,331)	(72,415)
Increase in other assets	~	(455,410)

Net cash used in investment activities	(32,331)	(527,825)

Cash flows from financing activities:
(Decrease) increase in bank overdrafts	(6,860)	6,860
Increase in long term accounts payable	569,865	2,428,409
Shareholders contribution	~	10,000

Net cash provided from financing activities	563,005	2,445,269

Increase in net cash	77,468	17
Cash at the beginning of the year	17	~

Cash at the end of the year	77,485	17

See significant accounting policies
and notes to the financial statements.

MULUNCAYGOLDCORP S. A.

Reconciliations of Net Profit (loss) with Cash
Used in Operating Activities

(Expressed in US Dollars)

Year ended on December 31, 2008, and for the period between April 2 and
December 31, 2007	2008	2007

Net profit (loss)	175,607	(102,717)

Adjustments to reconcile net profit (loss) with net cash used in operating activities:
Depreciation	16,627	2,498
Loss in concessions	101,325	~
Adjustment of financial instruments	18,159	(69,507)
Adjustment of long term accounts payable	(420,733)	~
Provision for employees participation	~	123
Provision for income tax	173,855	174
Adjustment due to fixed assets withdrawal	1,972	~

Changes in operating assets and liabilities:
Increase in accounts receivable	(31,950)	(32,326)
Decrease in accounts receivable to main shareholder	(549,760)	(2,145,066)
Increase in accounts payable	60,120	427,754
Increase in obligations with employees and income tax	1,572	1,640

Net cash used in operating activities	(453,206)	(1,917,427)

See significant accounting policies
and notes to the financial statements.

MULUNCAYGOLDCORP S. A.

Significant Accounting Policies

Business description
Muluncaygoldcorp S. A. (the Company) was constituted in Machala ~ Ecuador through public deed dated March 1, 2007, inscribed in the Mercantile Registry on April 2, 2007 (operations start~up date), under the commercial name Ecuadorgoldcorp S. A.. Subsequently, with public deed dated June 4, 2008, inscribed in the Mercantile Registry on July 14, 2008, it changed its commercial name to Muluncaygoldcorp S.A. Its main purpose is prospection, exploration and exploitation in general of mining areas and processing through construction, installation and operation of benefit plants for the extraction of minerals, as well as commercialization, import and export of minerals classified into metallic and no metalllic.

Mines leasing contract and benefit plant

On January 2, 2008, Muluncaygoldcorp S.A. formalized with Minera del Pacifico Noroeste S.A. (its main shareholder, owner of 99% of issued shares), a leasing contract of seven mines called “Jayce Ethan” (before El Aguacate), “Naranjitos”, “Señor de la Divina Justicia”, “La Chonta”, “Los Quindes”, “Mary Jane” (before Buena Esperanza)"; and, “Los Osos”; as well as the beneficial plant, all these properties located in the Parishes Muluncay Grande and Arcapamba of Canton Zaruma, duly cadastrated by the “Asociación de Mineros Autónomos Sociedades Muluncay”. Through this contract, Muluncaygoldcorp S.A. has the right to use and exploit the minerals that are extracted from these leased mines; however, starting October 2007, Muluncaygoldcorp S.A. initiated the exploitation of mine “Mary Jane” (before Buena Esperanza) and from April 2007 is exploring in the mine “Jayce Ethan” (before El Aguacate).

On January 30, 2009, Muluncaygoldcorp S.A. obtained a report from the consulting geologist for the appraisal and probable reserve estimate of mines “Jayce Ethan” (before El Aguacate), “Naranjitos”, “Señor de la Divina Justicia”, “La Chonta”, “Los Quindes”, “Mary Jane” (before Buena Esperanza)"; and, “Los Osos”; as well as the benefit plant. The mentioned document determines that the probable mines reserves are 43,648 tons with a law (yield) of 3.44 grams of gold per ton and estimated profits of approximately US$1,665,000, considering the gold ounce quote of US$919.5 to January 30, 2009, and considering Muluncaygoldcorp S.A.’s production cost of US$50 of processed ton. This report also estimates additional 676,000 tons of possible vein which exploration has yet not been initiated.

MULUNCAYGOLDCORP S. A.

Significant Accounting Policies

The mentioned study also estimates possible reserves in 1,100 longitudinal meters in the mining concession Mary Jane and Jayce Ethan of at least 4 veins with 2,173,600 vein tons that must be explored to determine if they are economic and their gold yield. Besides, according to this study, there are additional structures that form part of the mines concession area with a possible length of 1,300 linear meters with an estimate of 676,000 tons of possible vein that is also necessary to explore in order to determine its real potential.

Minera del Pacífico Noroeste S.A. (Muluncaygoldcorp S.A.’s main shareholder, owner of 99% of issued shares) on April 13, 2007, purchased the participation in mines “Mary Jane” (before Buena Esperanza), “Naranjitos”, “Señor de la Divina Justicia”, “La Chonta”, “Los Quindes”, and a plot of land located in the benefit plant with certain machinery and tools. Subsequently, on March 5, 2007, it purchased the participation in mine “Jayce Ethan” (before El Aguacate), and on April 11, 2007, the participation in mine "Las Cañas", such concessions corresponding to the participation in “Asociación de Mineros Autónomos Sociedades Muluncay” to which the Ecuadorian government assigned the mining concession title No. 338 with an area of 354 hectares and had a cost of US$1,610,000.

The participating mines of the assigned mining concession to the Association, located in the Province El Oro, are in the center of the mining concession Muluncay, concession that lies in the center of the mining field Portovelo~Zaruma located in Canton Ayapamba and Paccha. The concession term is 30 years starting July 24, 2001.

The concession assigned to the association is situated about 109 miles southeast and 37 miles east of the major Pacific port cities of Guayaquil and Machala, respectively. It lies on the western slope of the Andes Mountains, part of the Western Cordillera which runs the length of the west coast of North and South America.

Presentation basis
Muluncaygoldcorp S.A. maintains its accounting records in US Dollars and according to Ecuadorian Accounting Standards (EAS) in order to comply with local regulations and extra~accountingwise adjusts its amounts to present them in conformity with accounting principles generally accepted in the United States of America for information purposes for its shareholders and investors.

MULUNCAYGOLDCORP S. A.

Significant Accounting Policies

The accounting policies Muluncaygoldcorp S.A. follows are in conformity with generally accepted accounting principles in the United States of America that require management make certain estimates and use certain assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. The most significant estimates regarding the accompanying financial statements refer to the income tax provision and employee participation and depreciation of machinery, equipment and tools. Although they could differ from their final effect, Management considers that the estimates and assumptions used were the appropriate under the circumstances.

The generally accepted accounting principles in the United States of America applied for preparing the financial statements to December 31, 2008, and 2007, which differ from the accounting principles accepted in Ecuador, are described in the following.

Expenses related with exploration activities are recorded in results when incurred.

Recognize deferred income tax.

Adjustments to valuation to financial instruments.

Mining concessions in leasing and related expenses
Mines leasing expenses paid by Muluncaygoldcorp S.A. are recorded as expenses in the period in which are incurred. Payments for labor used in the exploration are assumed by Compañía Minera Pacífico Noroeste S.A., the company owner of the mining concessions.

Inventories	The inventory consists of finished gold and silver, and is negotiated at local market value immediately after obtained from the extraction processes.

Machinery, equipment and tools	Machinery, equipment and tools owned by Muluncaygoldcorp S.A. are recorded at their acquisition cost.

Disbursements for maintenance and repairs are charged to expenses when incurred. Depreciation is calculated according to the straight~line method, considering as base the useful life of the related assets.

MULUNCAYGOLDCORP S. A.

Significant Accounting Policies

The annual depreciation rates of these assets are the following:

Assets	Rates

Machinery	20%
Electric equipment	5%
Tools	20%
Furniture	10%
Office equipment	20%
Hardware	33,33%

Extraction costs
Extraction expenses from leased concessions are recorded as part of the mineral production cost. Labor expenses in the extraction activities are reimbursed, starting the year 2008, in 55% by Minera del Pacífico Noroeste S. A. and in 100% for those incurred in the year 2007. Costs related to leased mines improvements are recorded in accounts receivable from Minera del Pacífico Noroeste S.A. The improvement occurs when the exploration activities increase future productivity when providing additional access to mineral reserve sources.

Other assets	Mining concessions owned by Muluncaygoldcorp S.A.

The titles cession cost of mining concessions paid by third parties are recorded as assets and are amortized when mine development begins. The mining concession titles granted by the Ecuadorian government allow the total utilization of the minerals extracted in the concessioned area during 30 years, starting from the title inscription in the Mining Registry. To December 31, 2008 and 2007, Muluncaygoldcorp S.A.has not begun any exploration or exploitation activity in the mines in its own concession.

Obligations with employees
Muluncaygoldcorp S.A. recognizes a liability and an expense in the employee participation on annual profits of 15% on the liquid income tax base considering for this purpose the economic results determined according to the Ecuadorian accounting standards and presented to the Superintendency of Companies of the Republic of Ecuador. Muluncaygoldocorp S. A. Management estimates that to December 31, 2008, under these parameters there are no profits and therefore does not require the employees participation calculation. To December 31, 2007, Muluncaygoldcorp S.A. liquidated employee participation for US$123.

Muluncaygoldcorp S.A. records a liability and an expense for social benefits that it must pay to its employees according to Ecuadorian labor legislation.

MULUNCAYGOLDCORP S. A.

Significant Accounting Policies

Future income tax
Future income tax assets and liabilities are calculated using the liability method of accounting for all temporary differences between the carrying amounts of assets and liabilities and their corresponding tax bases. Future income tax assets attributable to temporary differences and unused tax losses are recognized only to the extent that it is more likely than not that the asset will be realized. Future income tax assets and liabilities are measured using the enacted or substantially enacted rates and laws that are expected to apply when these assets and liabilities will be either realized or settled. To December 31, 2008, and 2007, no important temporary differences were identified that require a determination of deferred income tax.

Income recognition	The sale is recorded when there is an agreement with the purchaser, whereby is determined the weight of the gold sale and the price established by mutual agreement at the moment of the transaction.

MULUNCAYGOLDCORP S. A.

Notes to the Financial Statements

(Expressed in US Dollars)

A.	Accounts receivable	A summary of this account was as follows:
December 31,	2008	2007

Value added tax	43,450	21,176
Withholdings	8,718	2,586
Officers and employees	336	8,564
Income tax advance	11,772	~

	64,276	32,326

B.	Machinery, equipment and tools	A summary of this account was as follows:
December 31,	2008	2007

Machinery	82,762	65,159
Electric equipment	10,838	~
Tools	5,770	4,824
Furniture	884	1,009
Office equipment	774	774
Hardware	981	649

	102,009	72,415
Less accumulated depreciation	18,360	2,498

	83,649	69,917

The movement of machinery, equipment and tools was as follows:

	2008	2007

Cost:
Initial balance	72,415	~
Additions	32,331	72,415
Adjustment in withdrawals	(2,737)	~

Ending balance	102,009	72,415

MULUNCAYGOLDCORP S. A.

Notes to the Financial Statements

(Expressed in US Dollars)

	2008	2007

Accumulated depreciation:
Initial balance	2,498	~
Year expense	16,627	2,498
Adjustment in withdrawals	(765)	~

Ending balance	18,360	2,498

C.	Account receivable from the principal shareholder	A summary of the account receivable from Minera del Pacífico Noroeste S. A. was as follows:
December 31,		2008	2007

Payments and transfers on account of the major shareholder	(1)	1,798,908	1,424,965
Improvements in leased properties carried out in the benefit plant and in the mines Mary Jane and Jayce Ethan between April 2007 and September 2008	(2)	780,473	265,718
Labor expenses reimbursement (Note N)	(3)	277,321	279,190
Initial payment for the acquisition of EMPEC – MERENDON shares	(4)	300,000	300,000
Fee expenses assumed by the shareholder	(5)	100,000	100,000
Operation commission, net	(6)	(52,388)	(224,807)
Compensation of debts with Spirit Exploration Inc.	(7)	(570,677)	~
Advances sent by Trilliant	(8)	(490,000)	~
Mines and plant leasing		(24,960)	~

		2,118,677	2,145,066
Adjustment to financial instruments	(9)	(155,129)	(157,061)

		1,963,548	1,988,005

MULUNCAYGOLDCORP S. A.

Notes to the Financial Statements

(Expressed in US Dollars)

(1)
Corresponds to payments and bank transfers on behalf of Minera del Pacífico Noroeste S. A. which funds came mainly from transfers related to the contract of "Acquisitions and Operations" signed on April 21, 2007, between Minera del Pacífico Noroeste S. A. and Spirit Exploration Inc.

(2)	Corresponds to the amount of improvements to mines made by Muluncaygoldcorp S.A. during the years 2008 and 2007 on behalf of Minera del Pacífico Noroeste S. A.

(3)	Corresponds to mines and plant personnel labor expenses reimbursement, assumed by Muluncaygoldcorp S.A.’s principal shareholder, according to the agreement subscribed between the parties.

(4)
Corresponds to disbursements on behalf of Minera del Pacífico, paid to individuals in order to purchase shares of EMPEC (Empresa Minera Portovelo Ecuador S. A. EMPEC~MERENDON), who owned the benefit plant.

(5)	Corresponds to management fees paid on behalf of Muluncaygoldcorp S.A.’s principal shareholder.

(6)	Corresponds to an adjustment originated in the billing issued for operation commission pending of payment.

(7)
On August 12, 2008, Spirit Exploration Inc. rescinded the "Acquisition and Operation" agreement signed with Minera del Pacífico Noroeste S. A. on April 21, 2007. Consequently, on August 12, 2008, they sign an agreement wherein they established a potential payment in favor of Spirit Exploration Inc. for 1,200,000. Since Muluncaygoldcorp S.A. received 2,291,409 between February 2007 and February 2008on behalf of its principal shareholder, recording this amount in accounts payable, the Minera del Pacífico Noroeste S. A. Management through Board of Directors Minutes decided to transfer the extinct amount of payment obligation for 991,410 according to the agreement signed with Spirit Exploration Inc. Consequently, based on the Board of Directors Minute, Muluncaygoldcorp S.A. liquidated part of this pending account receivable to Minera del Pacifico Noroeste S. A. for 570,677 and 420,733 in compensation for the previous period loss; and 281,786 as credit to the period result (Note G (1)).

MULUNCAYGOLDCORP S. A.

Notes to the Financial Statements

(Expressed in US Dollars)

(8)	Corresponds to three transfers received by Muluncaygoldcorp S.A. as advance for the purchase amount of certain properties of Minera del Pacífico Noroeste S. A. (Note O).

(9)
Corresponds to the present value adjustment of the account balance at a discount rate of 7.9% and payable within one year, according to the standard established in the Statement of Financial Accounting Standards No. 157, "FAIR VALUE MEASUREMENTS" ("SFAS 157").

D.	Other assets	A summary of this account was as follows:

December 31,		2008	2007

Related companies (Note N)		5,472	~
Mining concessions	(1)	50,000	375,500
Advances	(2)	~	79,910

		55,472	455,410

(1)
To December 31, 2007, corresponds to the agreed on amount payable to obtain the cession of seven mining concession titles of the Fierro Urco 2 project in favor of Muluncaygoldcorp S.A.. To December 31, 2008, six of these concessions were removed by the Ecuadorian government in compliance with the Constitution Mandate No. 8, remaining in force the mining concession called "Caspach" with code No. 301147. On September 30, 2008, Muluncaygoldcorp S.A. adjusted the concession assets for 325,500 and the pending payable debt to Mr. Johnny Pacheco for 224,175 (Note E (1)), with a net effect of 101,325 with charge to period results (Note L (1)).

(2)
To December 31, 2007, corresponds to advances paid to individuals related with the purchase of mining concessions. To December 31, 2008, these were assumed by the investor Mr. Edgar Dhonua in the year 2008.

MULUNCAYGOLDCORP S. A.

Notes to the Financial Statements

(Expressed in US Dollars)

E.	Accounts payable	A summary of this account was as follows:
December 31,		2008	2007

Concessions suppliers	(1)	~	270,000
Local suppliers		72,317	45,308
Provision for management services	(2)	18,664	43,000
Related companies (Note N)		1,700	64,682
Taxes and withholdings payable		10,637	4,531
Salaries payable	(3)	40,575	~
Client advance	(4)	110,000	~
Other		9,805	233

		263,698	427,754

(1)
To December 31, 2007,  corresponds to  the  debt  balance for the  mines  concession purchase of the  project Campo  de  Oro (Caspach,  Yamana I,  Pampa  de Oro, Cueva de Oro and Pondera 1~2~3 for a total of 14,361 contiguous mining hectares). To December 31, 2008, six of these concessions were removed by  the  Ecuadorian  government; consequently, Muluncaygoldcorp S.A. made an  adjustment charging  to  the period results the  balance pending of  payment for  224,175 because the payment obligation extinguished (Note D (1)).

(2)	Corresponds to the amount pending payment for management services of Mr. Edgar Dhonau for 10,000 monthly recorded from March to December 2007.

(3)	Corresponds to wages and salaries pending payment for December 2008.

(4)	To December 31, 2008, includes 70,000 corresponding to a loan received from Mr. Manuel López, maturing February 2009, with no interest; and, 40,000 for advances received from a gold client buyer.

MULUNCAYGOLDCORP S. A.

Notes to the Financial Statements

(Expressed in US Dollars)

F.	Income tax
For the year 2008, the Internal Revenue Service in Art. 37 of the Internal Tax Regime Law and Art. 47 of the Regulation of the Internal Tax Regime Law, amended through Official Registry No. 497~S of December 30, 2008 and No. 479 of December 2, 2008, established that starting the year 2008, companies must calculate the tax levied applying the 15% rate on the amount of profits that are reinvested in the country and at the 25% rate on the remaining profits.

The reinvested amount must be used exclusively for the acquisition of new machinery or equipment and that is directly related to its economic activity. The purchased machinery and equipment must remain among its assets for at least two years starting from the acquisition date; otherwise, an income tax recalculation will proceed.

This reinvestment will be made with the corresponding capital increase and will be completed with the corresponding inscription at the Mercantile Registry up to December 31 of the year after the one in which the profits subject to reinvestment were originated.

Muluncaygoldcorp S.A. has not been reviewed by fiscal authorities since its constitution date (April 2, 2007). According to what the Tax Code states, the years 2007 and 2008 are still subject to a possible inspection from the Tax Administration.

The estimation of the Company’s future tax assets and liabilities involves significant judgment surrounding a number of assumptions. Judgment must be used to determine the Company’s future earning potential, and the expected timing of the reversal of future tax assets and liabilities. Further uncertainties are the result of interpretation of tax legislation in a number of jurisdictions which might differ from the ultimate assessment of the tax authorities. These differences may affect the final amount or the timing of the payment of taxes.

The income tax reconciliation calculated according to the legal taxable rate and the income tax affecting operations was as follows:

MULUNCAYGOLDCORP S. A.

Notes to the Financial Statements

(Expressed in US Dollars)

Years ended on December 31,	2008	2007

Profit (loss) before income tax	349,462	(102,543)

Permanent differences:
Plus non deductible expenses	345,958	103,246

Taxable base	695,420	698

Total income tax affecting operations in the financial statements (25%)	173,855	174

G.	Long term accounts payable	To December 31, 2008, and 2007, corresponds to balances pending payment to Muluncaygoldcorp S.A.’s investors, as presented in the following:

December 31, 2008		2008	2007

Spirit Exploration Inc.	(1)	1,200,000	2,161,409
Mr. Edgar Dhonau	(2)	726,955	267,000

		1,926,955	2,428,409

(~) Financial instruments adjustment	(3)	206,477	226,568

		1,720,478	2,201,841

(1)
On August  12, 2008, Mineras  del Pacífico  Noroeste S. A. signs an agreement with Spirit in which Pacífico assigns to Spirit the right to receive  a portion of the payments, which shall be equal to One Million Two Hundred Thousand US Dollars  (1,200,000). Payments to Spirit shall be made in twelve (12) equal  monthly anniversaries of  the  opening by  Pacífico  of  a  four  hundred (400)  ton   per   day  production  plant. Nothing   herein   shall require any payment to Spirit in any month unless a payment of   at   least   One   Hundred  Thousand   Dollars   (100,000)  is received by Pacífico pursuant to the Debenture in the month in which such  payment was originally due.   In the  event  that  any payments to Spirit as set forth in Section 1(a) of the Agreement are delayed due to failure of Pacífico to receive  payment under the Debenture, further  payments to Spirit shall made first from any funds  received by Pacífico  under the  Debenture until any and   all  amounts  payable  hereunder  are   current  with  the schedule set forth in Section 1(a) of this Agreement.

MULUNCAYGOLDCORP S. A.

Notes to the Financial Statements

(Expressed in US Dollars)

Muluncaygoldcorp S.A.’s Management estimates paying this debt starting the year 2010.

The balance to December 31, 2008, is determined as follows:

December 31,	2008	2007

Bank transfers sent by the investor	2,291,410	2,161,409
Loss in un realized mining concession	(100,000)	~
Liabilities decrease according to agreement reached in the Spirit Exploration Inc. Shareholders Meeting	991,410	~

	1,200,000	2,161,409

Minera del Pacífico Noreste S.A. transferred this right to Muluncaygoldcorp S.A. in September 2008 with the condition that 570,677 were compensated with the account receivable on its behalf (Note C (7). This cession offer was accepted by the Board of Directors of Muluncaygoldcorp S.A. To December 31, 2007, corresponds to 29 transfers recorded between April and December 2007.

(2)
To December 31, 2008, and 2007, corresponds to transfers made by the investor to continue with the mines and benefit plant operation. This account payable does not generate interest and does not have a specific payment maturity date.

(3)
To December 31, 2008, and 2007, corresponds to the adjustments for present value valuation with a discount rate of 7.9%, balances payable in two years. Statement of Financial Accounting Standards No. 157, "FAIR VALUE MEASUREMENTS" ("SFAS 157").

MULUNCAYGOLDCORP S. A.

Notes to the Financial Statements

(Expressed in US Dollars)

H.	Common stock	To December 31, 2008, and 2007, is constituted by 10,000 common shares, authorized, subscribed, paid and in circulation at nominal value of US$1 each.

The common stock composition was as follows:

December 31,	2008	2007

Minera del Pacífico Noroeste S. A. 9,900 common shares (99%)	9,900	~
William Whitney Magers 100 common shares (1%)	100	~
Spirit Exploration Inc. 10,000 common shares (100%)	~	10,000

	10,000	10,000

I.	Legal reserve
The Companies Law in Ecuador requires that at least 10% of its annual liquid profit be appropriated as legal reserve until it reaches a minimum of 50% of the subscribed and paid~in capital. This reserve may not be distributed among the shareholders except if Muluncaygoldcorp S.A. liquidates but may be used to absorb future losses or for capital increase.

The legal reserve corresponds to the year ended on December 31, 2008; it is appropriated and recorded once it is authorized by the Shareholders General Assembly.

J.	Accumulated results	To December 31, 2008, the balance of this account is at Muluncaygoldcorp S.A.’s shareholders disposition and may be used for dividends distribution or for Muluncaygoldcorp S.A.’s capitalization.

K.	Gold and silver sales, net	A summary of this account was as follows:
Year ended on December 31, 2008 and for the period between April 2 and December 31, 2007	2008	2007

Gold sale	790,606	79,548
Sand sale	~	32,811
Silver sale	2,804	~

	793,410	112,359

MULUNCAYGOLDCORP S. A.

Notes  to the Financial Statements

(Expressed in US Dollars)

L.	Extraction expenses	A summary of this account was as follows:
Year ended on December 31, 2008, and for the period between April 2 and December 31, 2007	2008	2007

Loss in mining concessions (Note D (1))	101,325	~
Labor	504,220	279,190
Operation commissions (Note N)	55,663	172,419
Materials	54,110	20,073
Basic services	32,564	~
Mine and plant leasing (Note N)	24,000	~
Transport	12,341	1,403
Maintenance and repairs	10,486	~
Leasing	60	15,230
Other	82,850	34,077

	877,619	522,392

(1)	Corresponds to non tax deductible salary payments for lack of formal documentation support.

M.	Administration expenses	A summary of this account was as follows:
Year ended on December 31, 2008 and for the period between April 2 and December 31, 2007	2008	2007

Fees	82,423	~
Office personnel expenses	53,336	21,455
Properties rental	14,880	4,000
Basic services	1,418	~
Other	77,540	13,254

	229,597	38,709

MULUNCAYGOLDCORP S. A.

Notes  to the Financial Statements

(Expressed in US Dollars)

N.	Transactions with related parties	The balances of related parties accounts were as follows:
December 31,	2008	2007

Account receivable form the major shareholder of Minera del Pacífico Noroeste S. A. (Note C)	1,963,548	1,988,005

Other assets: (Note D)
Compañía Monteverde S. A.	5,422	~
Santafemining S. A.	50	~

	5,472	~

Accounts payable: (Note E)
Compañía Monteverde S. A.	~	64,682
Cutler Ecuador S.A.	1,700	~

	1,700	64,682

Long term accounts payable: (Note G)
Spirit Exploration Inc.	~	1,963,456
Edgar Dhonau	649,059	238,385

	649,059	2,201,841

MULUNCAYGOLDCORP S. A.

Notes  to the Financial Statements

(Expressed in US Dollars)

The most significant transactions with related parties were as follows:

Year ended on December 31, 2008, and for the period between April 2
and December 31, 2007	2008	2007

Operation commissions: (Note L)
Minera del Pacífico Noroeste S. A.	55,663	172,419

Management fees:
Edgar Dhonau	~	100,000

Personnel expenses reimbursement
Minera del Pacífico Noroeste S. A.
(Note C (3))	277,321	279,190

Mines and plant leasing: (Note L)
Minera del Pacífico Noroeste S. A.	24,000	~

These transactions have been conducted in mutual agreement between the parties.

O.	Contracts	A summary of the main agreements and contracts in force to December 31, 2008 was as follows:

Assets purchase agreement

On September 25, 2008, the Minera del Pacífico Noroeste S.A. Management (owner of 99% of Muluncaygoldcorp S.A. shares) which is the owner of the mines and benefit plant that Muluncaygoldcorp S.A. operates, subscribed an "Assets Purchase Agreement " with Trilliant Exploration Corporation (corporation constituted under the United States of America laws) in which Minera del Pacífico Noroeste S.A. sells the mines and benefit plant that Muluncaygoldcorp S.A. leases in 6,100,000 plus a participation of 30,000,000 shares of Trilliant Exploration Corporation. The buyer shall pay an initial payment of One Million Two Hundred Thousand (1,200,000) and the following cash payments: a)500,000 on or before 30 days after the signing date of the Agreement; b) 600,000 on or before 75 days of the signing of the Agreement; c) 600,000 on or before 120 days from the signing of the Agreement; and d) 3,200,000 paid in installments of 200,000 on or before 6 months of reaching production of 400 tons per day of the operations in Ecuador of the buyer using 26 day average in a 30 day calendar month.

MULUNCAYGOLDCORP S. A.

Notes  to the Financial Statements

(Expressed in US Dollars)

To December 31, 2008, Muluncaygoldcorp S.A. received advances for 490,000 related to the properties purchase (Note C (8)).

P.	Mining Law
On January 26, 2009, the Legislative and Inspection Commission of the National Assembly issued the new mining law, which introduces a new regulatory legal framework in force since its publication in the Official Registry.

The new mining law, amongst other aspects, establishes a concession period in the mining areas for up to 25 years, establishes an up to four year term for the exploration stage, establishes reports presentation on exploration and exploitation activities that will be audited by certified professionals of the new Control and Regulation Agency. Once concluded the exploration stage, the concessionaire will have to request from the competent authority the exploitation stage start~up and the corresponding mining exploitation contract subscription according to the new law terms.

The first transitory disposition of this new law, states that the holders of the benefit plant in operation will have to adjust to the new regulations in a one year term starting from law prevailing date; and mining concessionaries have a 120 days term starting from the prevailing date of the respective regulations to regularize and harmonize their procedures to the new regulations.

Q.	Transfer pricing
Through Executive Decree No. 2430 of December 31, 2004, the government of the Republic of Ecuador determines that the income tax passive subjects which conduct operations with related parties, as per Article 4 of the Regulation for the Application of the Internal Tax Regime Law, in addition to their annual income tax declaration, will present, at the offices of the Internal Revenue Service, the Transfer Prices Annex which will refer to their transactions with these parties, within a term of no more than two months of the income tax return due date, in accordance with provisions of article 80 of the Regulations for Applying the Internal Tax Regime Organic Law, in the form and with the content established by the Tax Administration through General Resolution based on the methods and principles set out therein.

MULUNCAYGOLDCORP S. A.

Notes  to the Financial Statements

(Expressed in US Dollars)

In this regard, on April 11, 2008, the Director of the Internal Revenue Service of the Republic of Ecuador published resolution NAC~ DGER2008~0464 in Official Register No. 324 of April 25, 2008, which determines that the taxpayers subject to income tax who have conducted operations with related parties domiciled abroad, within a same fiscal period for an accumulated amount greater than 1,000,000, must present the Transfer Prices Annex to the Internal Revenue Service. Additionally, those taxpayers who have conducted operations with related parties domiciled abroad, within a same fiscal period for an accumulated amount greater than 5,000,000 must present, in addition to the Transfer Prices Annex, the Integral Transfer Pricing Report in the terms determined in the Regulation for the Application of the Organic Internal Tax Regime Law.

To December 31, 2008 and 2007, Muluncaygoldcorp S.A. has not recorded in its results transactions with related parties that surpass the above mentioned amounts; therefore, the Company is not obliged to present the Annex or the Integral Tranfer Pricing Report.

R.	Subsequent events
Between December 31, 2008, and our report date (March 6, 2009) there have not been any subsequent events, which Muluncaygoldcorp S.A.’s Management considers could have an important effect on the financial statements.